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                                                                     EXHIBIT 4.9

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), THE HOLDER HEREOF, BY ACCEPTING THIS NOTE, AGREES FOR THE BENEFIT OF ACCUMED INTERNATIONAL, INC. THAT THIS NOTE MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO ACCUMED INTERNATIONAL, INC., (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (C) INSIDE THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE SECURITIES ACT TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) THAT IS PURCHASING FOR HIS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE OFFER, SALE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, (3) WITH THE PRIOR WRITTEN CONSENT OF ACCUMED INTERNATIONAL, INC., NOT TO BE UNREASONABLY WITHHELD OR DELAYED, ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.

                                               Dated: June 26, 1998

                           ACCUMED INTERNATIONAL, INC.
                        No. 0001             CDN.$500,000

                    FLOATING RATE CONVERTIBLE PROMISSORY NOTE

        ACCUMED INTERNATIONAL, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to XILLIX TECHNOLOGIES CORP. or registered assigns (the "Payee") on December 27, 1999 (such date or such earlier date as the principal amount of this Note shall become due and payable pursuant to the terms hereof, the "Maturity Date") at the offices of the Payee, at 300-13775 Commerce Parkway, Richmond, British Columbia, Canada, V6V 2V4, or at such other address as the Payee may notify the Company in writing, the principal amount of FIVE HUNDRED THOUSAND DOLLARS (CDN.$500,000), together with any accrued and unpaid interest at the Prime Rate (as defined in section 1(B) below) plus Two Percent (2%) per annum, subject to the provisions of section 1 hereof, in such currency of Canada as at the time of payment shall be legal tender for the payment of public and private debts and in immediately available funds.

        1. INTEREST AND PENALTY PROVISIONS

                A. Interest shall be payable on the unpaid principal amount of this Note from the date hereof until such principal amount of this Note is repaid in full, quarterly in arrears on October 1, January 1, April 1 and July 1 of each year, upon maturity (whether stated maturity, by acceleration or otherwise), upon any prepayment and after maturity from such due date until paid in full (after as well as before judgment), such post-maturity interest to be payable on demand. All computations of the interest rate hereunder shall be made on the basis of a year of 365 days on the actual number of days (including the first day but excluding the last day) any such


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principal mount is outstanding. For the purposes of the Interest Act (Canada)
only, the yearly rate of interest which is equivalent to the rate of interest for any period of less than one year is obtained by dividing the amount of interest calculated as aforesaid by the principal amount in respect of which such interest is calculated multiplied by a fraction the numerator of which is the actual number of days in the twelve-month period constituting such year and the denominator of which is the actual number of days elapsed in such twelve-month period.

                B. The term "Prime Rate", wherever used in this Note, means the annual rate of interest announced from time to time by the Canadian Imperial Bank of Commerce as a reference rate then in effect for determining interest rates on Canadian dollar commercial loans made in Canada. The interest payable under this Note in respect of any period shall be calculated for such period using the Prime Rate in effect at the commencement thereof, as certified to the Company by the Payee or its authorized agent, which certification shall be provided to the Company at least 7 days prior to the date on which such interest is due and payable.

                C. In the event that the Company defaults (beyond any applicable grace period) in the payment of any accrued interest on or any principal of this Note when and as the same shall become due and payable, whether by acceleration or otherwise, interest shall accrue and be payable on this Note at the Prime Rate plus Six Percent (6%) per annum, from and after the date in which such amount is first due until and including the date when such amount is actually collected by the holder of this Note, and the Conversion Price, as then in effect (as defined in section 6(A)), shall be reduced by twenty percent (20%).

                D. In the event that the Company shall fail to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act") relating to the registration of the shares of Common Stock issuable upon conversion of this Note and cause such registration statement to become effective by June 25, 1999 (the "Registration Date"), interest shall accrue and be payable on this Note at the Prime Rate plus Six Percent (6%) per annum, from and after the Registration Date until and including such date as such shares of Common Stock are registered under the Securities Act and the Conversion Price, as then in effect (as defined in section 6(A)) shall be reduced by twenty percent (20%).

                E. All payments to be made by the Company to the Payee under this Note shall be made free and clear, without set off or counterclaim, and without payment of or deduction for or on account of any present or future taxes, levies, imposts, duties, deductions, withholdings, restrictions, conditions, or any other charges or fees of whatsoever nature imposed, levied, collected, withheld or assessed by any government or any political subdivision or taxing authority thereof or therein or any bank, and the Company agrees that if it is compelled to make any such payment or deduction, it will make up the difference by paying such additional amount as will result in the net receipt by the Payee of the full amount which the Payee would have received had no such payment or deduction been made. Upon payment of any withholding tax pursuant to this section 1(E), the Company shall use reasonable efforts to obtain a certificate of payment of such withholding tax from the relevant authorities and promptly send it to the Payee. The Payee agrees to apply for and to use reasonable efforts to obtain any foreign tax credit available as a result of the payment of such withholding tax, and if any such credit is obtained, the Payee shall promptly reimburse the same to the Company, but only up to such amount that, after the reimbursement, the Payee would retain the amount that it would have received had there been no withholding tax.

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        2. PREPAYMENT

        The principal amount of this Note may not be prepaid by the Company, in whole or in part, without the prior written consent of the Payee.

        3. COVENANTS OF COMPANY

                A. The Company covenants and agrees that, so long as this Note shall be outstanding, it will:

                        (i) Carry on and conduct its business in a proper and efficient manner and do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company, except where the failure to comply would not have a material adverse effect on the Company;

                        (ii) At all times reasonably maintain, preserve, protect and keep its property used in and material to the conduct of its business in good repair, working order and condition (ordinary wear and tear excluded), and from time to time make such repairs, renewals, replacements, betterments and improvements thereto as shall be reasonably required in the conduct of its business;

                        (iii) Maintain and not revoke the reservation of a sufficient number of shares of Common Stock to provide for the conversion of this Note;

                        (iv) Do all things necessary to ensure that the shares of Common Stock issuable upon the conversion of the Note are qualified under applicable securities legislation for issuance to the Payee and to ensure that, upon the registration of such shares under the Securities Act or the first anniversary of the date of issue of this Note, whichever is the earlier, such shares are freely tradeable, subject to compliance with the prospectus delivery requirements set out in the Securities Act;

                        (v) Use all reasonable efforts to ensure that the shares of Common Stock issuable upon the conversion of this Note are included for quotation on The Nasdaq SmallCap Market ("NASDAQ") or listed and posted for trading on a recognized stock exchange acceptable to the Payee, acting reasonably; and

                        (vi) Send the following response to the Payee: (1) within three (3) business days after the filing with any securities regulatory authority, a copy of each annual, quarterly or other periodic report, each proxy statement, each financial statement and each current report; and (2) within one
(1) business day after release, a copy of each press release issued by the Company or any of its subsidiaries.


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        4. EVENTS OF DEFAULT

                A. This Note shall become and be due and payable upon written demand made by the holder hereof if one or more of the following events, herein called events of default, shall happen and be continuing:

                        (i) Default in the payment of the principal and/or accrued interest on this Note when and as the same shall become due and payable, whether by acceleration or otherwise and, with respect to a default in the payment of accrued interest, such default shall continue uncured for ten (10) days;

                        (ii) Default (beyond any applicable grace period) in the due observance or performance of any material covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof and such default shall continue uncured for thirty (30) days after written notice thereof, specifying such default, shall have been given to the Company by the holder of the Note;

                        (iii) Default (beyond any applicable grace period) in the payment of any outstanding indebtedness in excess of $1,000,000 principal amount or in the due observance or performance of any material covenant, condition or agreement on the part of the Company with respect to any outstanding indebtedness with the result that such outstanding indebtedness shall become due and payable prior to the due date otherwise specified therefor and such default shall continue uncured or such acceleration shall not be rescinded or annulled within thirty (30) days after written notice thereof to the Company from the holder of this Note;

                        (iv) Application for, or consent to, the appointment of a receiver, trustee or liquidator of the Company or of its property;

                        (v) Admission in writing of the Company's inability to pay its debts as they mature;

                        (vi) General assignment by the Company for the benefit of creditors;

                        (vii) Filing by the Company of a voluntary petition in bankruptcy or a petition or an answer seeking reorganization, or an arrangement with creditors;

                        (viii) Entering against the Company of a court order approving a petition filed against it under the Federal bankruptcy laws, which order shall not have been vacated or set aside or otherwise terminated within sixty (60) days;

                        (ix) The shares of Common Stock of the Company cease, for any reason, for a period of more than seven (7) days, to be included for quotation on NASDAQ or listed and posted for trading on a recognized stock exchange acceptable to the Payee, acting reasonably;

                        (x) The sale by the Company of substantially all of its assets (other than a sale of the assets of the Microbiology Division, to be completed on or before December 31, 1998) unless, upon the consummation of the transaction, (1) the acquiring company is a corporation organized or existing under the laws of the United States, one of the states thereof or the District of Columbia and has the same or greater net worth as the Company, (2) the transaction does not otherwise result in a default under this Note, and (3) the acquiring company assumes in writing or by operation of law all of the obligations of the Company under this Note;

                        (xi) The merger by the Company with or into another corporation, other than for purposes of changing domicile, where the Company is not the surviving corporation unless, upon the consummation of the transaction,
(1) the resulting or surviving company is a corporation organized or existing under the laws of the United States, one of the states thereof or the District of Columbia and has the same or greater net worth as the Company, (2) the transaction does not otherwise result in a default under this Note, and (3) the resulting or surviving company assumes in writing or by operation of law all of the obligations of the Company under this Note; or

                        (xii) The entry of a final judgment for the payment of money in excess of $1,000,000 by a court of competent jurisdiction against the Company, which judgment the Company shall not discharge (or provide for such discharge) in accordance with its terms within thirty (30) days of the date of entry thereof, or procure a stay of execution thereof within thirty (30) days from the date of entry thereof and, within such thirty (30) day period, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

                B. The Company agrees that notice of the occurrence of any event of default will be promptly given to the holder at his or her registered address by certified mail.

                C. Subject to the provisions of section 5(A) hereof, in case any one or more of the events of default specified above shall happen and be continuing, the holder of this Note may proceed to protect and enforce its rights by suit in the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note or may proceed to enforce the payment of this Note or to enforce any other legal or equitable rights as such holder.

        5. AMENDMENTS AND WAIVERS

                A. The covenants, penalty provisions and events of default set forth in this Note may be waived only with the written consent of the holder of this Note.

                B. The Company may amend or supplement this Note only with the written consent of the holder of this Note.

        6. CONVERSION

                A. The Payee may, at any time after June 25, 1999 or from time to time thereafter, convert all or any part of the outstanding principal amount of and/or accrued interest on this Note into shares of Common Stock of the Company. The initial conversion price is U.S.$1.79 per share, subject to adjustment upon the happening of certain events as provided in section 6(C) below and in sections 1(C) and 1(D) above (the "Conversion Price"). The number of shares to be issued upon the conversion of this Note shall be determined by dividing the United States dollar equivalent of the principal amount and accrued interest to be converted (as determined in accordance with the following paragraph) by the Conversion Price, subject to adjustment as provided herein. If less than all of the principal of and accrued interest on this Note is to be converted, the Company shall issue and deliver to the Payee a convertible promissory note, in the form of this Note, in the amount of the principal and accrued interest which has not been converted into shares of Common Stock under this section 6(A).

        For purposes of determining the number of shares of Common Stock of the Company to be issued upon the conversion of all or any part of the outstanding principal amount of and/or accrued interest on this Note pursuant to this section 6(A), the United States dollar equivalent of such amount shall be determined using an exchange rate equal to the average of the noon rates announced by the Bank of Canada for the exchange of Canadian currency into United States currency for the 30 day period ending seven days prior to the date of the conversion notice given by the Payee to the Company in connection with such conversion, as certified to the Company by the Payee or its authorized agent prior to the issuance of such shares.

                B. To convert this Note the Payee must (i) complete and sign the conversion notice attached hereto, (ii) surrender the Note to the Company, (iii) furnish appropriate endorsements and transfer documents if required and (iv) pay any transfer or similar tax, if required.

                C. The Conversion Price in effect at any time and the number and kind of securities purchasable upon the conversion of this Note shall be subject to adjustment from time to time upon the happening of certain events as follows:

                        (i) In case the Company shall (1) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (2) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (3) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

                        (ii) In the case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in the case of any consolidation or merger of the Company with or into another corporation or the conveyance of all or substantially all of the assets of the Company to another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon conversion of this Note), this Note shall thereafter be convertible at the Conversion Price in effect on the day immediately preceding such reclassification, reorganization, merger or consolidation into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon conversion of this Note would have been entitled upon such reclassification, change, consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holder of this Note, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of this Note. The foregoing provisions of this section (C)(ii) shall similarly apply to successive reclassification, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

                D. In case at any time:

                        (i) The Company shall declare any dividend upon, or other distribution in respect of, its Common Stock; or

                        (ii) There shall be any capital reorganization or reclassification of the capital stock of the Company, or a sale of all or substantially all of the assets of the Company (other than a sale of the assets of the Microbiology Division, to be completed on or before December 31, 1998), or a consolidation or merger of the Company with another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification), or change of then outstanding shares of Common Stock or other capital stock issuable upon the conversion of this Note (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of subdivision or combination) or conversion of outstanding options and warrants currently outstanding; or

                        (iii) There shall be a voluntary or involuntary dissolution; liquidation or winding-up of the Company;

Then, in any one or more of said cases, the Company shall cause to be mailed to the registered holder of this Note at the earliest practicable time (and, in any event not less than 10 days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or such reorganization, reclassification, sale, consolidation, merger or dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the kind and amount of the shares of stock and other securities and property deliverable upon the conversion of this Note. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger or dissolution, liquidation or winding-up, as the case may be.

                E. The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of this Note by the holder of this Note; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of this Note, and the Company shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the Company's satisfaction that such tax has been paid.

                F. All shares of Common Stock which may be issued upon conversion of this Note will, upon issuance by the Company in accordance with the terms of this Note, be validly issued as fully paid and non-assessable shares, free from all taxes and liens with respect to the issuance thereof.

        7. RESERVATION OF SHARES

        The Company covenants and agrees that, during the period within which the conversion rights contained in this Note may be exercised, the Company will at all times have authorized and reserved, solely for the purpose of such possible conversion, out of its authorized but unissued shares, a sufficient number of shares of its Common Stock to provide for the exercise in full of the conversion rights contained in this Note.

        8. REGISTRATION RIGHTS

        The holder of this Note shall have the registration rights with respect to the shares of Common Stock issuable upon the conversion of this Note set forth below.

                A. The Company shall prepare and file with the United States Securities and Exchange Commission (the "SEC") a registration statement under the Securities Act covering the shares of Common Stock issuable upon the conversion of this Note (the "Conversion Shares") and cause such registration statement to become effective on or before the Registration Date.

                B. In connection with the requirement that the Company effect the registration of Conversion Shares under the Securities Act, the Company will:

                        (i) prepare and file with the SEC a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective until the Conversion Shares are freely saleable without the volume limitations of Rule 144 promulgated under the Securities Act ("Rule 144");

                        (ii) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective until the Conversion Shares are freely salable without the volume limitations of Rule 144;

                        (iii) furnish to the holder of this Note (or the Conversion Shares) such reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as such holder may reasonably request in order to facilitate the public offering of such securities;

                        (iv) use its best efforts to register or qualify the Conversion Shares under such state securities or blue sky laws of such jurisdictions as the holder of this Note (or the Conversion Shares) may reasonably request in writing within twenty (20) days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

                        (v) notify the holder of this Note (or the Conversion Shares) promptly after the Company shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                        (vi) notify the holder of this Note (or the Conversion Shares) promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

                        (vii) prepare and file with the SEC, promptly upon the request of the holder of this Note (or the Conversion Shares) any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holder (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of Conversion Shares by such holder;

                        (viii) prepare and promptly file with the SEC and promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary, to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

                        (ix) advise such holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

                     C. (i) All fees, costs and expenses of and incidental to the registration of the Conversion Shares hereunder shall be borne by the Company.

                        (ii) The fees, costs and expenses of registration to be borne by the Company as provided in paragraph (i) above shall include, without limitation, all registration, filing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified. Fees and disbursements of counsel and accountants for the holder of this Note (or the Conversion Shares) and any other expenses incurred by such holder not expressly included above shall be borne by such holder.

                     D. (i) The Company will indemnify and hold harmless the holder of this Note, its directors and officers, and any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the Securities Act, from and against, and will reimburse such holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in any registration statement filed with the SEC with respect to the Conversion Shares pursuant to section 8(A), any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

                        (ii) The holder of this Note will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in any registration statement filed with the SEC with respect to the Conversion Shares pursuant to section 8(A), any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of such holder specifically for use in the Preparation thereof.

                        (iii) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (i) or (ii) of this section 8(D) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (i) or (ii), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or in addition to those available to the indemnified party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (i) or (ii) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (1) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (2) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (3) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

        9. MISCELLANEOUS

                A. The Company may consider and treat the person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary. The registered owner of this Note shall have the right to transfer this Note by assignment to any other person, free of any equities, claims and rights of set-off, and the transferee thereof shall, upon his registration as owner of this Note, become vested with all the powers and rights of the transferor. Registration of any new owner shall take place upon presentation of this Note to the Company at its offices, 900 N. Franklin Street, Suite 401, Chicago, IL 60610, Attention: Chief Financial Officer, together with a duly authenticated assignment. In case of transfer by operation of law, the transferee agrees to notify the Company of such transfer and of his address, and to submit appropriate evidence regarding the transfer so that this Note may be registered in the name of the transferee. This Note is transferable only on the books of the Company by the holder hereof, in person or by attorney, on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of the Note not registered at the time of sending the communication.

                B. By its acceptance of this Note, the Payee agrees that it will not, without the prior written consent of the Company, sell, transfer or otherwise dispose of all or any of the shares of Common Stock issuable upon the conversion of this Note prior to the earlier of:

                        (i) one year after the date of issuance of this Note;
and

                        (ii) the date on which such shares have been registered under the Securities Act.

                C. Payments of interest shall be made as specified above to the registered owner of this Note. Payment of principal and interest shall be made to the registered owner of this Note upon presentation of this Note upon or after maturity. Whenever any payment to be made by the Company hereunder is stated to be due on a day which is not a business day (as defined below), the payment shall instead be due on the immediately following business day, and any such extension of time shall be included in the computation of the payment of interest hereunder. For purposes of this Note, the term "business day" means any day other than a Saturday, Sunday or a statutory holiday in the State of Illinois.

                D. This Note shall be construed and enforced in accordance with the laws of the State of Illinois.

        IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its Chief Financial Officer.


                                      ACCUMED INTERNATIONAL, INC.

                                      By:________(signed)________________
                                      Leonard R. Prange, Chief Financial Officer
                                      and Corporate Vice President